SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Asia Pacific Growth Fund -- Class A Shares
Fiscal period ending: 9/30/97
Inception date (if less than 10 years of performance):


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1000     $1000       $1000

ERV =  Ending Redeemable Value   $975.45   $1764.84   $1681.48

T   =  Average Annual
       Total Return          (2.46)%         12.03%        8.18%*

              *Life of fund, if less than 10 years

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      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:Putnam Asia Pacific Growth Fund -- Class B Shares
Fiscal period ending: 9/30/97
Inception date (if less than 10 years of performance):


TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year      5 Years   10 Years*

P   =  Initial Investment        $1000      $1000   $1000

ERV =  Ending Redeemable Value   $976.88   $1786.72  $1693.38

T   =  Average Annual
       Total Return          (2.31)%       12.31%      8.29%*

              *Life of fund, if less than 10 years

      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:Putnam Asia Pacific Growth Fund -- Class M Shares
Fiscal period ending: 9/30/97
Inception date (if less than 10 years of performance):


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1000      $1000         $1000

ERV =  Ending Redeemable Value   $993.44    $1762.68     $1658.31

T   =  Average Annual
       Total Return            (0.66)%      12.00%         7.95%*

              *Life of fund, if less than 10 years